Exhibit 99.1

Enveric Biosciences to Present at the Centurion One 5th Global Summit

CEO Joseph Tucker, Ph.D., to deliver company presentation and participate in panel discussion

CAMBRIDGE, Mass., October 20, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, announced that Joseph Tucker, Ph.D., Chief Executive Officer, will present at the Centurion One 5th Global Summit being held on October 24-25, 2023 in Nassau, Bahamas.

Details of the presentations are as follows:

Presentation Format:	Company Presentation
Date:	Wednesday, October 25, 2023
Time:	11:40 AM ET
Location:	Grand Salon 2, Rosewood Baha Mar

Presentation Format:	“Unlocking Value in a Changing Landscape” Panel
Date:	Wednesday, October 25, 2023
Time:	2:10 p.m. ET
Location:	Grand Salon 2, Rosewood Baha Mar

During the conference, Dr. Tucker will host individual one-on-one meetings with registered investors, showcasing Enveric’s business and clinical development strategy, recent corporate achievements, and anticipated milestones.

Centurion One 5th Bahamas Global Summit will feature public and private companies across various industries that will be given the opportunity to present to some of the most prominent venture capital, family office, private equity firms, high net worth individuals and institutional investors in the growth space attending from Canada, the United States, and abroad. For registration details, please visit: https://www.eventbrite.com-centurion-one-bahamas-summit

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second program, the EVM301 Series, expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

About Centurion One Capital

Centurion One Capital (“Centurion One”) is the premier independent Investment Banking firm dedicated to fueling the growth and success of growth companies in North America. With an unwavering commitment to delivering comprehensive financial solutions and strategic guidance, Centurion One is a trusted strategic partner and catalyst to propel issuers to unlock their full potential. Centurion One’s team comprises of seasoned professionals who combine extensive financial expertise with deep knowledge of various sectors. Centurion One takes a proactive and results-driven approach, working closely with our clients to develop tailored strategies and execute transactions that maximize value and drive long-term success.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations

Tiberend Strategic Advisors, Inc.

Daniel Kontoh-Boateng

(862) 213-1398

dboateng@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com